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                                                                Exhibit 23.1

                       Consent of Independent Auditors


We consent to the incorporation by reference in Registration Statement No. 33-39479 on Form S-3, Registration Statement No. 33-39480 on Form S-3, Registration No. 33-44209 on Form S-3, Post-Effective Amendment No. 1 (on Form S-8) to Registration Statement No. 33-20267 on Form S-4, Registration Statement No. 33-52271 on Form S-8, Registration Statement No. 33-45363 on Form S-8, Post-Effective Amendment No. 1 (on Form S-8) to Registration Statement No. 33-45980 on Form S-4, Post Effective Amendment No. 1 (on Form S-8) to Registration Statement No. 33-56539, Registration Statement No. 33-57045 on Form S-8, Registration Statement No. 33-54323 on Form S-3, Registration Statement
No. 33-58115 on Form S-8 and Post-Effective Amendment No. 1 (on Form S-8) to Registration Statement No. 333-01697 of our report, with respect to the supplemental consolidated financial statements of National City Corporation and subsidiaries dated January 22, 1996, except for Note 11 as to which the date is May 1, 1996 and the pooling of interests with Integra Financial Corporation as of May 3, 1996, included in Form 8-K for the year ended December 31, 1995.

                                                        Ernst & Young LLP



Cleveland, Ohio
June 26, 1996